Exhibit 99.1

eSpeed Reports Preliminary Second Quarter 2007 Results

BGC provides preliminary results

eSpeed reaffirms 2008 Outlook for the combined company

NEW YORK – August 8, 2007 – eSpeed, Inc. (NASDAQ: ESPD), a leading developer of electronic marketplaces and related trading technology for the global capital markets, today reported preliminary results for the second quarter ended June 30, 2007.

The results reported today are preliminary, as the Company has been undergoing an evaluation of its accounting policy covering a portion of the development and maintenance of related party software covered under the Joint Services Agreement (“JSA”) with Cantor Fitzgerald, L.P. (“Cantor”). The accounting policy under review has been consistently applied since the inception of the Company in 1999. This review may result in revenue reported in prior periods being restated as deferred income and recognized in future periods.

The effect of this potential adjustment may result in a non-cash charge to earnings of no more than $4 million spread over the period from 2002 through June 30, 2007. The Company expects that deferred income recorded through this adjustment would be recognized upon closing of its proposed merger with BGC Partners Inc., and its affiliates (“BGC”) and the related termination of the JSA.

Due to this review, eSpeed expects to delay the filing of its Form 10-Q for the second quarter ended June 30, 2007. If it is required to restate its historical financial statements, eSpeed may amend any affected prior fillings.

eSpeed’s Preliminary Second Quarter Results Summary1

	2Q2007 Actual	2Q2007 Outlook	2Q2006 Actual
GAAP Revenues	$38.7 MM	NA	$39.0 MM
Non-GAAP Operating Revenues	$38.4 MM	>$36 MM	$39.0 MM
GAAP Net Loss Per Diluted Share	$0.12	NA	$0.01
Non-GAAP Net Operating Income Per Diluted Share	$0.01	≈0.00	$0.04

BGC’s Preliminary Pro Forma Second Quarter Results Summary2

BGC announced the following financial highlights related to its preliminary results for the second quarter of 2007:

*	BGC’s 2Q2007 pre-tax profits were approximately $24.3 million compared to a loss of $10.2 million in 2Q2006;
*	BGC’s pro forma stand-alone 2Q2007 revenues increased by over 35 percent to approximately $253 million year-over-year;
*	BGC’s pro forma stand-alone 2Q2007 revenue increased year-over-year by approximately 22 percent in Rates;
*	BGC’s pro forma stand-alone 2Q2007 Credit revenues were up by approximately 49 percent year-over-year; and
*	BGC’s pro forma stand-alone Foreign Exchange revenues increased by approximately 24 percent year-over-year in 2Q2007.

[1]

All comparisons for eSpeed in this release are made against historical financial statements with respect to the relevant period without giving effect to any possible adjustments or restatement which may be made as a result of eSpeed’s ongoing financial review as described above.

[2]

The preliminary results for BGC reflect the effects of the full formation and final separation from Cantor and exclude any costs which may be associated with the formation, separation (including, without limitation, redemption of partnership interests) and merger as well as any (i) cash and non-cash compensation and (ii) other accounting charges associated with transactions to facilitate repayment of loans to executive officers, exchangeability of BGC Holdings units and other structuring features of the formation, separation and merger.

eSpeed’s Preliminary Second Quarter Earnings

eSpeed reported a preliminary net loss of $6.3 million, or $0.12 per diluted share, for the second quarter of 2007 based on Generally Accepted Accounting Principles (“GAAP”). To reflect earnings generated from the Company’s operations, eSpeed also reported non-GAAP net operating income of $0.3 million, or $0.01 per diluted share. The difference between non-GAAP net operating income and preliminary GAAP net loss for the quarter occurred primarily due to $2.4 million in charge related to the impaired of long-lived assets; $2.3 million in direct expenses associated with the combination; $1.6 million in patent litigation costs; and $0.3 million in losses from eSpeed’s Equities Direct Access business, which became a separate company called Aqua in the second quarter and in which eSpeed has an equity stake. All of these differences were net of tax.

In a preliminary comparison, eSpeed reported a GAAP net loss of $0.4 million, or $0.01 per diluted share, and non-GAAP net operating income of $1.8 million, or $0.04 per diluted share, for the second quarter of 2006. The difference between non-GAAP net operating income and the GAAP net loss for the quarter was primarily due to $2.0 million in expenses relating to the relocation of the Company’s London office and $0.5 million in patent litigation costs, partially offset by a positive settlement of a tax-related matter of $0.3 million. All of these differences were net of tax.

Preliminary Second Quarter Revenues for eSpeed

eSpeed reported preliminary GAAP revenues of $38.7 million and non-GAAP operating revenues of $38.4 million for the second quarter of 2007. The difference between GAAP and non-GAAP revenues for the second quarter of 2007 reflected eSpeed Equities Direct Access revenues of $0.3 million.

eSpeed’s total GAAP and non-GAAP operating revenues for the second quarter of 2006 were both $39.0 million.

Fully electronic revenues were $16.0 million in the second quarter of 2007 compared with $17.3 million for the second quarter of 2006. Preliminary revenues from Software Solutions in the second quarter of 2007 were $11.3 million versus $11.5 million in the year ago period. Hybrid voice- and screen-assisted revenues totaled $8.9 million in the second quarter of 2007 compared with $8.1 million in the second quarter of 2006. Non-GAAP pre-tax operating margin was 1.1 percent in the second quarter of 2007.

The year over year decrease in quarterly GAAP revenues was due primarily to the loss of revenue related to the Wagner patent, which expired in February of 2007, partially offset by year-over-year increases in screen- and voice-assisted revenues and Software Solutions from related parties. In the second quarter of 2006, the Company recorded $3.9 million in GAAP revenue and $1.7 million in GAAP net income related to the patent.

See “Non-GAAP Financial Measures” below for a detailed description of the Company’s non-GAAP financial measures.

eSpeed’s Preliminary Cash Flow and Cash

On a preliminary basis, the Company generated cash flow from operations of approximately $3.8 million during the second quarter of 2007, compared with approximately $4.3 million during the second quarter of 2006.

The Company also reports free cash flow, which it defines as cash from operations less net cash used in investing activities, including capital expenditures. eSpeed’s free cash flow was approximately ($4.1) million for the second quarter of 2007, compared with approximately $0.8 million in the prior year period.

Excluding related party receivables and payables, free cash flow was approximately $2.8 million for the second quarter of 2007, compared with approximately $6.1 million for the second quarter of 2006.

The above cash flow measures were negatively impacted by $3.7 million in acquisition-related costs.

As of June 30, 2007, eSpeed’s cash and cash equivalents were approximately $188.5 million.

Second Quarter Volume and Transactions on the eSpeed System

Fully electronic volume on the eSpeed system, excluding new products, was $10.3 trillion for the second quarter of 2007, up 0.4 percent from $10.2 trillion in the second quarter of 2006. Hybrid volume on the eSpeed network, or the combined total of voice-assisted and screen-assisted volume, was $17.1 trillion for the second quarter of 2007, an increase of 20.7 percent from $14.2 trillion in the second quarter of 2006. Fully electronic volume on the eSpeed system for new products, which the Company defines as foreign exchange, interest rate swaps, futures, credit default swaps, and repurchase agreements, was $1.1 trillion for the second quarter of 2007, up 43.3 percent from the $744 billion reported in the second quarter of 2006.

Preliminary BGC Results

For the second quarter of 2007, BGC’s preliminary pro forma stand-alone revenues were approximately $253 million compared to the prior year quarter’s approximately $186.5 million. BGC recorded pre-tax profits of approximately $24.3 million compared to a loss of $10.2 million in the prior-year period.

Increased global securities and derivatives volume and volatility led to strong organic growth contributions from BGC’s three largest asset class categories. BGC’s pro forma stand-alone revenues in Rates increased by approximately 22 percent, Credit by approximately 49 percent, and Foreign Exchange by approximately 24 percent, all compared to the second quarter of 2006. Pro forma stand-alone revenues from Other Asset classes increased by approximately 438 percent in the second quarter of 2007 compared to the year-ago quarter due primarily to the November 2006 acquisition of Aurel Leven. Pro forma stand-alone Market Data revenues increased by approximately 18 percent compared to the prior-year period.

For the second quarter of 2007, Rates represented 53 percent of BGC’s pro forma stand-alone revenues; Credit represented 22 percent; and Foreign Exchange represented 10 percent.

BGC’s margin improvements in the second quarter were driven primarily by improved broker productivity and BGC’s strong revenue growth paired with its leverageable expense base, which allowed for growth at declining marginal cost.

Outlook for BGC and eSpeed Combined3

Due to the highly accretive nature of its proposed merger with BGC Partners, eSpeed believes that it more is useful to provide guidance for the combined company. Because of the strong second quarter performance from BGC, however, eSpeed reaffirms its previously stated non-GAAP outlook for BGC and the combined company.

BGC’s stand-alone profits are expected to be at least $93 million in 2007. For 2008, the combined company’s projected revenues are expected to increase by more than 12 percent and to exceed $1.1 billion. The combined company expects to have pre-tax net income attributable to fully diluted shares (of approximately 185 million shares) representing at least 13 percent of revenues or $145 million in 2008.

The combined company expects to have an effective tax rate of no higher than 27 percent in 2008, which reflects the effects of the net operating loss carry forwards, and to have an effective tax rate of approximately 32.5 percent for 2009 and thereafter.

The above outlook includes the elimination of revenues related to inter-company transactions of approximately $61 million in 2008, respectively, because of amounts that have historically been associated with inter-company revenue sharing transactions that will cease subsequent to the consummation of the proposed merger.

eSpeed will host a conference call on Thursday, August 9, 2007 at 8:30 A.M. EDT, to discuss the above preliminary results. To listen to the call via audio webcast, please visit www.espeed.com. Please note: listeners must have a Real Media or Windows Media plug in and headphones or speakers to listen to the webcast.

[3]

The non-GAAP outlook for BGC reflects the effects of the full formation and final separation from Cantor and excludes any costs which may be associated with the formation, separation (including, without limitation, redemption of partnership interests) and merger as well as any (i) cash and non-cash compensation and (ii) other accounting charges associated with transactions to facilitate repayment of loans to executive officers, exchangeability of BGC Holdings units and other structuring features of the formation, separation and merger.

Non-GAAP Financial Measures

To supplement eSpeed’s consolidated financial statements presented in accordance with GAAP and to better reflect the Company’s quarter-over-quarter and comparative year-over-year operating performance, eSpeed uses non-GAAP financial measures of revenues, net income and earnings per share, which are adjusted to exclude certain expenses and gains. In addition, the Company provides a computation of free cash flow. These non-GAAP financial measurements do not replace the presentation of eSpeed’s GAAP financial results but are provided to improve overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company’s financial condition and results from operations. In addition, eSpeed’s management uses these measures for reviewing the Company’s financial results and evaluating eSpeed’s financial performance.

For the second quarter of 2007, the difference between GAAP net loss and non-GAAP net operating income was approximately $6.5 million, net of tax, while the difference between GAAP revenues and non-GAAP operating revenues was approximately $0.3 million. eSpeed considers “non-GAAP net operating income” to be after-tax income generated from the Company’s continuing operations excluding certain non-recurring or non-core items such as, but not limited to, asset impairments, litigation judgments, costs or settlements, restructuring charges, costs related to potential acquisitions, charitable contributions, insurance proceeds, business partner securities, gains or losses on investments and similar events. eSpeed considers “non-GAAP operating revenues” to be net revenue excluding these same items.

The amortization of patent costs and associated licensing fees (including those made in settlement of litigation) from such patents are generally treated as operating items. Material judgments or settlement amounts paid or received and impairments to all or a portion of such assets are generally treated as non-operating items. Management does not provide guidance of GAAP net income because certain items identified as excluded from non-GAAP net operating income are difficult to forecast.

Important Information

In connection with the proposed Merger, the Company intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

About eSpeed, Inc.

eSpeed, Inc. (NASDAQ: ESPD) is a leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world’s largest government bond markets and other fixed income and foreign exchange marketplaces. eSpeed’s suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial products over eSpeed’s global private network or via the Internet. eSpeed’s neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world’s largest fixed income and foreign exchange trading firms and major exchanges. To learn more, please visit www.espeed.com.

On May 29, 2007, eSpeed announced that it had entered into an Agreement and Plan of Merger, dated as of May 29, 2007 with BGC Partners, Inc. (“BGC Partners”); Cantor Fitzgerald, L.P. (“Cantor”); BGC Partners, L.P., a Delaware limited partnership; BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership; and BGC Holdings, L.P., a Delaware limited partnership pursuant to which eSpeed will acquire BGC Partners through a merger of BGC Partners with and into eSpeed. For more information, see eSpeed’s Report on Form 8-K dated May 29, 2007.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of eSpeed, BGC or the combined company in the merger (“we”, “our” or the “combined company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for eSpeed, BGC and/or the combined company include, but are not limited to, the combined company’s relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of the combined company’s respective competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be impacted by the extensive regulation of our respective businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology for screen-assisted, voice-assisted and fully electronic trading and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the proposed merger and separation of the BGC businesses and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in each of eSpeed’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 15, 2007 and BGC’s Registration Statement on Form S-1 filed with the SEC on February 8, 2007 (Registration No. 333-140531) to the extent applicable.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

Media:

Robert Hubbell 212-294-7820 rhubbell@espeed.com	Adrian Thomas 44-(0)207-894-8647 athomas@bgcpartners.com

Investors:

Jason McGruder 212-829-4988 jmcgruder@espeed.com

PRELIMINARY

eSpeed, Inc and Subsidiaries

PRELIMINARY CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

(in thousands, except per share data)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Cash and cash equivalents	$3,624	$21,838
Reverse repurchase agreements with related parties	184,897	166,009

Total cash and cash equivalents	188,521	187,847
Marketable securities	2,357	—
Fixed assets, net	53,092	57,207
Investments	9,012	7,780
Goodwill	12,184	12,184
Other intangible assets, net	5,981	6,949
Receivable from related parties	10,371	7,145
Other assets	11,213	13,725

Total assets	$292,731	$292,837

Liabilities and Stockholders’ Equity
Current liabilities:
Payable to related parties	6,666	7,751
Accounts payable and accrued liabilities	30,564	25,836

Total current liabilities	37,230	33,587
Deferred income	3,866	4,075

Total liabilities	41,096	37,662

Stockholders’ Equity:
Class A common stock, par value $0.01 per share; 200,000 shares authorized; 36,455 and 36,407 shares issued at June 30, 2007 and December 31, 2006, respectively	365	364
Class B common stock, par value $0.01 per share; 100,000 shares authorized; 20,498 shares at June 30, 2007 and December 31, 2006, respectively	205	205
Additional paid-in capital	301,741	299,682
Treasury stock, at cost; 6,502 and 6,488 shares of Class A common stock at June 30, 2007 and December 31, 2006, respectively	(62,597)	(62,597)
Retained earnings	11,897	17,521
Accumulated other comprehensive income	24	—

Total stockholders’ equity	251,635	255,175

Total liabilities and stockholders’ equity	$292,731	$292,837

PRELIMINARY

eSpeed, Inc. and Subsidiaries

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$15,721	$15,704	$32,161	$31,385
Fully electronic transactions with unrelated parties	300	1,601	1,806	2,639

Total fully electronic transactions	16,021	17,305	33,967	34,024
Voice-assisted brokerage transactions with related parties	6,805	6,648	13,779	13,903
Screen-assisted open outcry transactions with related parties	2,070	1,438	3,802	2,864

Total transaction revenues	24,896	25,391	51,548	50,791

Software Solutions fees from related parties	8,538	7,897	17,263	15,388
Software Solutions and licensing fees from unrelated parties	2,778	3,572	6,342	7,371
Insurance recovery	—	—	—	3,500
Interest income	2,537	2,093	5,010	4,455

Total revenues	38,749	38,953	80,163	81,505

Expenses:
Compensation and employee benefits	15,046	12,372	29,212	26,230
Amortization of software development costs and other intangible assets	4,773	5,627	10,107	12,517
Other occupancy and equipment	9,029	11,646	18,406	20,279
Professional and consulting fees	4,111	2,225	7,006	4,135
Impairment of long lived assets	4,010	—	4,010	—
Communications and client networks	2,185	2,000	4,288	4,027
Marketing	230	265	456	597
Administrative fees to related parties	3,464	3,670	6,985	7,097
Amortization of business partner and non-employee securities	—	—	—	19
Acquisition related costs	3,707	—	3,707	—
Other expenses	2,433	1,915	4,872	3,960

Total operating expenses	48,988	39,720	89,049	78,861

(Loss) income before income taxes	(10,239)	(767)	(8,886)	2,644

Income (benefit) provision	(3,969)	(391)	(3,473)	1,000
Net (loss) income	$(6,270)	$(376)	$(5,413)	$1,644

Per share data:

Basic earnings per share	$(0.12)	$(0.01)	$(0.11)	$0.03

Diluted earnings per share	$(0.12)	$(0.01)	$(0.11)	$0.03

Basic weighted average shares of common stock outstanding	50,448	50,142	50,435	50,207

Diluted weighted average shares of common stock outstanding	50,448	50,142	50,435	51,150

PRELIMINARY

eSpeed, Inc. and Subsidiaries

PRELIMINARY NON-GAAP CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Transaction revenues
Fully electronic transactions with related parties	$15,721	$15,704	$32,161	$31,385
Fully electronic transactions with unrelated parties	300	1,601	1,806	2,639

Total fully electronic transactions	16,021	17,305	33,967	34,024
Voice-assisted brokerage transactions with related parties	6,805	6,648	13,779	13,903
Screen-assisted open outcry transactions with related parties	2,070	1,438	3,802	2,864

Total transaction revenues	24,896	25,391	51,548	50,791

Software Solutions fees from related parties	8,538	7,897	17,263	15,388
Software Solutions and licensing fees from unrelated parties	2,455	3,572	5,738	7,371
Interest income	2,538	2,093	5,011	4,056

Total non-GAAP revenues	38,427	38,953	79,560	77,606

Expenses:
Compensation and employee benefits	14,882	12,797	28,846	26,431
Amortization of software development costs and other intangibles	4,643	5,627	9,870	11,354
Other occupancy and equipment	8,795	8,383	17,804	16,372
Administrative fees to related parties	3,395	3,670	6,778	7,097
Professional and consulting fees	1,650	1,435	3,266	2,598
Communications and client networks	2,149	2,000	4,230	4,027
Marketing	231	265	456	597
Other expenses	2,267	1,915	4,675	3,961

Total non-GAAP operating expenses	38,012	36,092	75,925	72,437

Non-GAAP income before income taxes	415	2,861	3,635	5,169

Non-GAAP provision for income taxes	152	1,015	1,333	1,956

Non-GAAP net operating income	263	1,846	2,302	3,213

Non-operating (loss) income:
Amortization of business partner and non-employee securities, net of tax	—	—	—	(11)
Litigation costs, net of tax	(1,555)	(513)	(2,364)	(955)
Loss on investment, net of tax	(301)	—	(674)	—
Acquisition related costs, net of tax	(2,247)	—	(2,247)	—
Accelerated depreciation, net of tax	—	—	—	(689)
Office relocation cost, net of tax	—	(1,978)	—	(2,360)
Tax settlement, net of tax	—	269	—	373
Insurance recovery, net of tax	—	—	—	2,073
Impairment of long lived assets, net of tax	(2,430)	—	(2,430)	—

Total non-operating loss (income)	(6,533)	(2,222)	(7,715)	(1,569)

Net (loss) income	$(6,270)	$(376)	$(5,413)	$1,644

Per share data:
Basic non-GAAP income before income taxes per share	$0.01	$0.06	$0.07	$0.10
Basic non-GAAP provision for income taxes per share	$0.00	$0.02	$0.03	$0.04

Basic non-GAAP net operating income per share	$0.01	$0.04	$0.04	$0.06
Basic non-operating (loss) income per share	$(0.13)	$(0.04)	$(0.15)	$(0.03)

Basic GAAP earnings per share	$(0.12)	$(0.01)	$(0.11)	$0.03

Diluted non-GAAP income before income taxes per share	$0.01	$0.06	$0.07	$0.10
Diluted non-GAAP provision for income taxes per share	$0.00	$0.02	$0.03	$0.04

Diluted non-GAAP net operating income per share	$0.01	$0.04	$0.04	$0.06
Diluted non-operating (loss) income per share	$(0.13)	$(0.05)	$(0.15)	$(0.03)

Diluted GAAP earnings per share	$(0.12)	$(0.01)	$(0.11)	$0.03

Basic weighted average shares of common stock outstanding	50,448	50,142	50,435	50,207

Diluted weighted average shares of common stock outstanding	50,448	50,142	50,435	51,150

Additional data:
Non-GAAP pre-tax operating margin	1.1%	7.3%	4.6%	6.7%

PRELIMINARY

eSpeed, Inc. & Subsidiaries

PRELIMINARY CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006

Non-GAAP income before income taxes	$416	$2,861	$3,635	$5,169
Depreciation and amortization	7,846	9,008	16,078	18,853

Other non-cash and non-operating items	(5,755)	(3,134)	(6,863)	(1,527)

Non-GAAP income before income taxes adjusted for depreciation, amortization and other	2,507	8,735	12,850	22,495

Provision for income taxes on non-GAAP operating income	(152)	(1,015)	(1,333)	(1,956)
Income tax benefit (provision) on non-operating (loss) income	4,119	1,406	4,803	956
Deferred income tax expense	(4,070)	(1,707)	(3,718)	(602)
Tax benefit from stock-based compensation	22	24	45	93
Income taxes paid	—	99	35	99

Increase (decrease) in current income tax payable	(81)	(1,193)	(168)	(1,410)
Changes in related party receivable and payable, net	(6,982)	(5,293)	(4,569)	(11,665)
Changes in other operating assets and liabilities, net	8,404	2,057	9,460	(59)

Net cash provided by operating activities	3,848	4,306	17,573	9,361

Insurance proceeds from related parties	—	3,500	—	3,500
Purchase of fixed assets	(2,017)	(2,563)	(3,222)	(4,668)
Purchase of marketable securities	0	—	(2,229)	—
Capitalization of software development costs	(5,403)	(4,115)	(11,600)	(8,300)
Capitalization of patent defense and registration costs	(331)	(334)	(766)	(575)
Purchase of Investment	(750)	—	(750)	—
Decrease in restricted cash	505	—	1,827	—

Free cash flows	(4,148)	794	833	(682)

Related party receivable and payable, net	6,982	5,293	4,569	11,665

Free cash flows, net of related party activity	$2,834	$6,087	$5,402	$10,983

PRELIMINARY

eSpeed, Inc. & Subsidiaries

PRELIMINARY CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net (loss) income	$(6,270)	$(376)	$(5,413)	$1,644

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,846	9,008	16,078	18,853
Impairment of long lived assets	4,010	—	4,010	—
Gain on insurance recovery from related parties	—	—	—	(3,500)
Equity in net loss of unconsolidated investments	(27)	(23)	(49)	(45)
Unrealized gain on available for sale securities	47	—	47	—
Deferred income tax expense	(4,070)	(1,707)	(3,718)	(602)
Stock-based compensation	904	509	1,698	1,082
Tax benefit from stock-based compensation	22	24	44	93
Excess tax benefits from stock-based compensation	(35)	8	(49)	(39)

Changes in operating assets and liabilities:
Receivable from related parties	(3,284)	(4,068)	(3,226)	(4,676)
Other assets	749	(4,119)	942	(7,230)
Payable to related parties	(3,698)	(1,225)	(1,343)	(3,489)
Accounts payable and accrued expenses	7,759	6,380	8,761	7,479
Deferred income	(105)	(105)	(209)	(209)

Net cash provided by operating activities	3,848	4,306	17,573	9,361

Cash flows (used in) investing activities:
Insurance proceeds from related parties	—	3,500	—	3,500
Purchase of fixed assets	(2,017)	(2,563)	(3,222)	(4,668)
Purchase of marketable securities	—	—	(2,229)	—
Capitalization of software development costs	(5,403)	(4,115)	(11,600)	(8,300)
Capitalization of patent defense and registration costs	(331)	(334)	(766)	(575)
Decrease in restricted cash	505	—	1,827	—
Purchase of Investment	(750)	—	(750)	—

Net cash used in investing activities	(7,996)	(3,512)	(16,740)	(10,043)

Cash flows provided by (used in) provided by financing activities:
Repurchase of Class A common stock	—	—	(373)	—
Proceeds from exercises of stock options and warrants	70	128	165	369
Excess tax benefit from stock based compensation	35	(8)	49	39

Net cash provided by financing activities	105	120	(159)	408

Net (decrease) increase in cash and cash equivalents	(4,043)	914	674	(274)

Cash and cash equivalents at beginning of period	5,333	12,195	21,838	37,070
Reverse repurchase agreements with related parties at beginning of period	187,231	165,052	166,009	141,365

Total cash and cash equivalents at beginning of period	192,564	177,247	187,847	178,435

Cash and cash equivalents at end of period	3,624	37,495	3,624	37,495
Reverse repurchase agreements with related parties at end of period	184,897	140,666	184,897	140,666

Total cash and cash equivalents at end of period	$188,521	$178,161	$188,521	$178,161

Supplemental cash information:
Cash paid for income taxes	$—	$99	$35	$99
Deemed dividend to Cantor	—	—	—	1,500
Contribution of license from Cantor	—	—	—	1,500
Conversion of Class B common stock to Class A common stock	—	—	—	10

PRELIMINARY

eSpeed, Inc. & Subsidiaries

PRELIMINARY CONSOLIDATED STATEMENTS OF FREE CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues	$38,427	38,953	$79,560	77,606
Insurance recovery [a]	—	—	—	3,500
Tax settlement [b]	—	—	—	399
eSpeed Equities [c]	322	—	603	—

GAAP revenues	$38,749	$38,953	$80,163	$81,505

Operating expenses	$38,012	$36,092	$75,925	$72,437
Amortization of business partner and non-employee securities [d]	—	—	—	19
Litigation costs [e]	2,462	790	3,740	1,537
Tax settlement [f]	—	(425)	—	(201)
Accelerated amortization [g]	—	—	—	1,162
Office relocation costs [h]	—	3,263	—	3,907
Acquisition related costs [i]	3,707	—	3,707	—
Impairment of long lived assets [j]	4,010	—	4,010	—
eSpeed Equities/Aqua Equities Pickup [k]	797	—	1,667	—

GAAP expenses	$48,988	$39,720	$89,049	$78,861

Pre-tax operating income	$415	$2,861	$3,635	$5,169
Sum of reconciling items = [a] + [b] + [c] - [d] - [e] - [f] - [g] - [h] - [i] - [j] - [k]	(10,654)	(3,628)	(12,520)	(2,525)

GAAP (loss) income before income tax provision	$(10,239)	$(767)	$(8,885)	$2,644

Non-GAAP provision for income taxes	$152	$1,015	$1,333	$1,956
Income tax benefit/expense on non-operating income [l]	(4,121)	(1,406)	(4,806)	(956)

GAAP provision for income taxes	$(3,969)	$(391)	$(3,473)	$1,000

Non-GAAP net operating income	$263	$1,846	$2,302	$3,213
Sum of reconciling items = [a] + [b] + [c] - [d] - [e] - [f] - [g] - [h] - [i] - [j] - [k] - [l]	(6,533)	(2,222)	(7,715)	(1,569)

GAAP net income	$(6,270)	$(376)	$(5,413)	$1,644

eSpeed, Inc. and Subsidiaries

Quarterly Market Activity Report

The following table provides certain volume and transaction count information on the eSpeed system for the periods indicated.

						% Change	% Change
	2Q06	3Q06	4Q06	1Q07	2Q07	2Q07 vs 1Q07	2Q07 vs 2Q06
Volume (in billions)
Fully Electronic Volume—Excluding New Products	10,235	9,381	9,813	11,809	10,281	(12.9%)	0.4%
Fully Electronic Volume—New Products*	744	1,179	1,335	1,415	1,066	(24.6%)	43.3%
Total Fully Electronic Volume	10,979	10,560	11,148	13,224	11,347	(14.2%)	3.4%
Voice-Assisted Volume	8,618	8,217	7,933	8,884	9,820	10.5%	14.0%
Screen-Assisted Volume	5,583	5,898	6,111	7,486	7,317	(2.3%)	31.0%
Total Voice/Screen-Assisted Volume	14,201	14,115	14,044	16,370	17,137	4.7%	20.7%
Total Volume	25,180	24,675	25,192	29,594	28,484	(3.7%)	13.1%

Transaction Count
Fully Electronic Transactions—Excluding New Products	2,035,458	1,687,779	1,764,930	2,062,341	1,749,219	(15.2%)	(14.1%)
Fully Electronic Transactions—New Products*	138,421	140,539	142,239	144,378	153,673	6.4%	11.0%
Total Fully Electronic Transactions	2,173,879	1,828,318	1,907,169	2,206,719	1,902,892	(13.8%)	(12.5%)
Voice-Assisted Transactions	202,600	183,646	177,789	201,250	209,504	4.1%	3.4%
Screen-Assisted Transactions	68,768	66,451	62,977	92,496	114,320	23.6%	66.2%
Total Voice/Screen-Assisted Volume	271,368	250,097	240,766	293,746	323,824	10.2%	19.3%
Total Transactions	2,445,247	2,078,415	2,147,935	2,500,465	2,226,716	(10.9%)	(8.9%)

Trading Days	63	63	62	62	64

* New Products defined as Foreign Exchange, Interest Rate Swaps, Repos, Futures, and Credit Default Swaps. CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Global Interest Rate Futures Volume (1)
CBOT – US Treasury Contracts	128,443,758	126,285,125	129,828,448	161,232,523	171,180,151	6.2%	33.3%
CME – Euro $ Contracts	127,350,219	127,101,116	130,341,959	152,724,717	148,244,973	(2.9%)	16.4%
EUREX – Bund Contracts	88,078,646	72,591,730	74,001,534	88,987,126	88,867,284	(0.1%)	0.9%

Fed UST Primary Dealer Volume (in billions) (2)
UST Volume	33,688	32,171	30,742	34,437	33,100	(3.9%)	(1.7%)
Average Daily UST Volume	535	511	496	555	517	(6.9%)	(3.3%)

NYSE –Volume (shares traded)—in millions (3)	121,582	108,825	114,434	123,765	127,755	3.2%	5.1%
Transaction Value – in millions	4,627,787	3,941,583	4,316,756	4,943,056	5,339,909	8.0%	15.4%

NASDAQ – Volume (shares traded) – in millions (4)	134,155	116,510	121,477	131,410	134,007	2.0%	(0.1%)
Transaction Value - in millions	3,031,230	2,587,538	2,945,401	3,300,788	3,526,949	6.9%	16.4%

		Trading Days
Sources:	(1) Futures Industry Association - Monthly Volume Report - (www.cbot.com, www.cme.com, www.eurexchange.com)			2007
	(2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
	(3) NYSE - www.nyse.com	Q1	Q2		Q3	Q4
	(4) NASDAQ - www.marketdata.nasdaq.com	62	64		63	62

				2006
		Q1	Q2		Q3	Q4
		62	63		63	62